UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2008

IFTH ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	000-22693	11-2889809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 24, 2008, the board of directors and the audit committee of IFTH Acquisition Corp. (the “Company”) approved the dismissal of J.H. Cohn LLP (“Cohn”), the Company’s independent registered public accounting firm, effective as of October 27, 2008.

The audit reports of Cohn on the Company’s consolidated financial statements as of and for the years ended September 30, 2006 and 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the reference to the change in accounting principles required by Statement of Financial Accounting Standards No. 123(R) in Cohn’s report dated December 21, 2007.

During the years ended September 30, 2006 and 2007, and the subsequent interim period through October 27, 2008, there were (i) no disagreements with Cohn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that if not resolved to the satisfaction of Cohn, would have caused it to make reference to the subject matter of such disagreements in connection with its reports and (ii) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Cohn with a copy of this report and requested that Cohn furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements related to Cohn made by the Company herein and, if not, stating the respects in which it does not agree. The letter from Cohn to the Securities and Exchange Commission, dated as of October 27, 2008, is attached as Exhibit 16.1 to this report.

On October 24, 2008, the board of directors and the audit committee of the Company approved the engagement of Eisner LLP (“Eisner”) to serve as the Company’s independent registered public accounting firm, effective as of October 28, 2008. During the years ended September 30, 2006 and 2007 and through October 28, 2008, the Company did not consult with Eisner regarding either:

•	the application of accounting principles to any specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Eisner provide written or oral advice to the Company that Eisner concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

•	any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Eisner is the independent registered public accounting firm of Digital Angel Corporation, which was the Company’s 49.9% stockholder through August 1, 2008.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 24, 2008, the board of directors of the Company appointed William J. Caragol as acting chief executive officer and acting chief financial officer. Mr. Caragol replaced the acting chief financial officer, Michael J. Feder, in such capacity. The compensation committee of the Company approved an issuance to Mr. Caragol of 500,000 shares of common stock of the Company and 500,000 shares of restricted stock of the Company from the Company’s 2001 Flexible Stock Plan, which vest upon Mr. Caragol’s appointment as an officer or director of the Company.

On August 1, 2008, Digital Angel Corporation, a Delaware corporation, entered into a Stock Purchase Agreement for the sale of 2,570,000 shares of common stock of the Company, which constituted 49.9% of the Company’s issued and outstanding common stock as of August 1, 2008, to Blue Moon Energy Partners LLC, a Florida limited liability company (“Blue Moon”). Blue Moon paid, in consideration for the shares, an aggregate of $400,000, which amount was provided as capital contributions by the members of Blue Moon, one of whom is Mr. Caragol.

Mr. Caragol, age 41, has served as the president of VeriChip Corporation since May 2007, its chief financial officer and vice president since August 2006, its treasurer since December 2006 and its secretary since March 2007. From July 2005 to August 2006, he served as the chief financial officer of Government Telecommunications, Inc. From December 2003 to June 2005, Mr. Caragol was the vice president of business development and chief financial officer of Millivision Technologies, a technology company focused on security applications. From August 2001 to December 2003, Mr. Caragol was a consulting partner with East Wind Partners LLP, a technology and telecommunications consulting company, in Washington, D.C.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from J.H. Cohn LLP to the Securities and Exchange Commission, dated October 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IFTH Acquisition Corp.

Date: October 29, 2008
/s/ William J. Caragol
William J. Caragol Acting Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from J.H. Cohn LLP to the Securities and Exchange Commission, dated October 27, 2008

5